                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                   FORM 8-K



                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  JULY 2, 1997


                     AASCHE TRANSPORTATION SERVICES, INC.
                     ------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                                    --------
                (State or Other Jurisdiction of Incorporation)



         0-24576                                           36-3964954
         -------                                           ----------
(Commission File Number)                       (IRS Employer Identification No.)

 10214 N. MT. VERNON ROAD, SHANNON ILLINOIS                  60178
 ------------------------------------------                  -----
  (Address of Principal Executive Offices)                 (Zip Code)


                                (815) 864-2421
                                --------------
             (Registrant's Telephone Number, Including Area Code)



                                     NONE
        (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

     On July 2, 1997, the Company completed an offering of 540,558 shares of Common Stock, par value $0.0001 per share (the "Common Stock" or the "Shares") at a price of $3.70 per Share and warrants (the "Warrants") to purchase 54,070 shares of Common Stock at an exercise price of $4.625 per share. The Warrants are exercisable at any time within three years after June 24, 1997. The offering was made solely to accredited investors in reliance upon Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder. The net proceeds of the offering of $1,890,000 are being used to reduce outstanding indebtedness and for general corporate purposes.

     The net proceeds of the offering are reflected on the pro forma consolidated balance sheets at May 31, 1997 (unaudited) filed herewith.

                                   EXHIBITS

Exhibit 10.1  Pro Forma Consolidated Balance Sheets at May 31, 1997 (Unaudited).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      AASCHE TRANSPORTATION SERVICES, INC.




Dated:  July 2, 1997                  By: /s/ Leon M. Monachos
                                          ----------------------------
                                          Leon M. Monachos
                                          Chief Financial Officer